EXHIBIT 10.67


                              Employment Agreement
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     This EMPLOYMENT AGREEMENT (the "Agreement") is dated effective as of June
10, 1994 (the "Effective Date"), between Medicon, Inc., an Illinois corporation (the "Company"), and James E. Zechman (the "Employee");

          WHEREAS, the Board of Directors of the Company (the "Board") approved and authorized the entry into this Agreement with the Employee;

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Employee with the Company.

          NOW, THEREFORE, it is AGREED as follows:

     1.   Employment.  The Employee is employed as Executive Vice President of
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Client Development of the Company from the date hereof through the term of this
Agreement. In this capacity, the Employee shall have such executive, policy and other management duties and responsibilities as he may have on the date hereof in addition to such other duties and responsibilities as the Board shall designate as are not inconsistent with the Employee's position with the Company, including the performance of duties with respect to any subsidiaries or affiliates of the Company.

     2.   Term.  The term of employment under this Agreement shall be for the
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period commencing on the Effective Date and ending on December 31, 1996.

     3.   Salary.
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               (a) The Company agrees to pay the Employee during the term of this Agreement a salary at an annual rate of $150,000. Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the base salary payable to the Employee under this Section 3. The salary under this Section 3 shall be payable by the Company to the Employee not less frequently than monthly.

               (b) As additional compensation, the Company will issue non-voting common stock of the Company to the Employee according to the following schedule:



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               (1) Contemporaneously with the signing of this Agreement,
Employee shall purchase from the Company 35.6 non-voting common shares of Company stock. The distribution of such shares to be on the following terms:

               (2) Contemporaneously with the signing of this agreement, Employee shall purchase from the Company 17.8 shares of non-voting common stock of the Company. Said shares shall be non-forfeitable.

               (3) On or before January 1, 1995, the Employee shall purchase from the Company an additional 8.9 non-voting common shares of Company stock, subject to the forfeiture provisions set forth below.

               (4) On or before January 1, 1996, the Employee shall purchase from the Company an additional 8.9 non-voting common shares of Company stock, subject to the forfeiture provisions set forth below.

          (c) The issuance of stock pursuant to this Section (b) shall be further governed by the following provision:

               (1) The purchase price of the shares purchased shall be $10.00 per share increased by the per share increase in the book value of each share (adjusted for any other issuances, redemptions or stock dividends or splits) from January 1, 1994 to the date of issuance. With respect to the stock purchased, the Employee will make the election provided by Section 83(b) of the Code relating to transfer of property in connection with performance of services.

          (d) Forfeiture Provisions: The above shares that are subject to forfeiture shall only be forfeited by the Employee in the case of termination for Cause as defined in Section 8 of this Agreement or if the Employee voluntarily terminates his employment with the Company, prior to the issue date of the shares.

          (e) All shares of stock shall be subject to adjustment due to any stock splits duly declared by the Board of Directors of the Company, and any additional shares of stock received by the Employee shall be of the same character, in all respects, as the above described non-voting common stock.

     4. Discretionary Bonuses.  During the term of this Agreement, the Employee
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shall be entitled to participate in bonuses as may be authorized, declared, and paid by the Board in its complete discretion to the executive officers of the Company. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by such Board of Directors.

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     5. Participation in Retirement and Employee Benefit Plans.  The Employee
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shall be entitled to participate in or receive benefits under any plan of the
Company relating to pension, thrift, profit sharing, life insurance, medical coverage, disability, education, or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its employees.

     6. Vacations.  The Employee shall be entitled to an annual paid vacation of
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four weeks per year.  Any vacation days unused in any calendar year will be lost. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee with approval of the Company, said approval to not be unreasonably withheld.

     7. Business Expenses.  The Employee shall be entitled to prompt
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reimbursement for all reasonable business expenses incurred by the Employee in the performance of his duties.

     8. Termination.  The Employee's employment with the Company shall only be
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terminated for "Cause".  Termination by the Company of the Employee's employment for "Cause" shall mean termination upon (1) the continued failure by the Employee to substantially perform his duties with the Company after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties or (2) the substantial violation of any of the substantive terms of this Agreement, dishonesty, conviction of a felony, moral turpitude, or any act that is demonstrably and materially injurious to the Company, monetarily or otherwise.

     9. No Assignments.
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               (a) This Agreement is personal to each of the parties hereto.
Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other parties hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

               (b) This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is not such designee, to his estate.

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     10. Notice.  For the purpose of this Agreement, notices and all other
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communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to MEDICON, Inc., 40 Skokie Boulevard, Northbrook, Illinois 60062, and to the Employee, 197 Hazel, Highland Park, Illinois, 60035, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     11. Amendments or Additions.  No amendments or additions to this Agreement
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shall be binding unless in writing and signed by all parties hereto.

     12. Section Headings.  The section headings used in this Agreement are
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included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     13. Severability.  Any provision of this Agreement that is deemed invalid,
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illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

     14. Arbitration.  Any dispute or controversy arising under or in connection
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with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Chicago in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     15. Miscellaneous.  No provision of this Agreement may be modified, waived
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or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to

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the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois without regard to its conflicts of law principles.


                                        MEDICON, Inc.


Attest_________________________         _________________________________
Secretary                               By:  Alan P. Mintz
                                        Its:  President


                                        EMPLOYEE:

                                        __________________________________
                                        James E. Zechman




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